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                                                                   Exhibit 24.1



                                POWER OF ATTORNEY
                                -----------------


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Cole National Corporation, a Delaware corporation (the "Corporation"), hereby constitutes and appoints Jeffrey A. Cole, Wayne L. Mosley and Leslie D. Dunn, and each of them, his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for him or her and in his or her name, place, and stead, to sign on his or her behalf as an officer or director of the Corporation a Registration Statement pursuant to the Securities Act of 1933 on form S-8 concerning certain Common Stock of the Corporation to be offered in connection with the Cole National Corporation 401(K) Savings Plan for Employees of Pearle Vision Centers, and to sign any and all amendments or post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 19th day of November 1997.


/s/ Jeffrey A. Cole                          /s/ Brian B. Smith
------------------------------------         -----------------------------------
Jeffrey A. Cole                              Brian B. Smith
Chairman, Chief Executive Officer,           President, Chief Operating Officer
Chief Financial Officer                      and Director
and Director

/s/ Wayne L. Mosley                          /s/ Timothy F. Finley
------------------------------------         -----------------------------------
Wayne L. Mosley                              Timothy F. Finley
Vice President, Controller,                  Director
Assistant Treasurer and Assistant
Secretary

/s/ Peter V. Handal                          /s/ Irwin N. Gold
------------------------------------         -----------------------------------
Peter V. Handal                              Irwin N. Gold
Director                                     Director

/s/ Charles A. Ratner                        /s/ Walter J. Salmon
------------------------------------         -----------------------------------
Charles A. Ratner                            Walter J. Salmon
Director                                     Director